UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

ZAGG INC

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Drive, Suite 500 Midvale, Utah 84047
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 2, 2016, ZAGG Inc, a Nevada corporation (the “Company”), and ZM Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with mophie inc., a California corporation (“mophie”), the principal shareholders of mophie named therein, and Daniel Huang as representative of the mophie shareholders, warrant holders and option holders, pursuant to which Merger Sub merged with and into mophie, with mophie continuing as the surviving corporation (the “Merger”).

On March 8, 2016, the Company filed a Current Report on Form 8-K (the “Initial Filing”) with the United States Securities and Exchange Commission to report the consummation of the Merger, which was completed on March 3, 2016. This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Initial Filing to present certain financial statements of mophie and to present certain unaudited pro forma financial information of the Company in connection with the Merger.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) are filed as Exhibit 99.4 to this Current Report and are incorporated herein by reference.

(b)           Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) are filed as Exhibit 99.5 to this Current Report and are incorporated herein by reference.

(d)           Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K/A.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers.
99.4	Audited financial statements of mophie as of and for the years ended December 31, 2015, 2014 and 2013
99.5	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	ZAGG Inc

	By:	/s/ Bradley J. Holiday
	Name: Its:	Bradley J. Holiday Chief Financial Officer

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